                                                                                                           EXHIBIT 11
                                          CONNECTICUT NATURAL GAS CORPORATION AND SUBSIDIARIES
                                         -----------------------------------------------------
                                COMPUTATION OF CONSOLIDATED PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                               -------------------------------------------------------------------------
                                      (Thousands of Dollars Except for Shares and Per Share Date)

                                                                             Fiscal Year Ended September 30,
                                                           --------------------------------------------------------------------
                                                             1997         1996          1995         1994          1993
                                                          ----------   ----------    ----------   ----------    ----------
      Net income applicable to common stock:
          Income                                          $   17,075   $   18,995    $   17,019   $   17,703    $   16,855
          Less-Preferred stock dividends                          62           63            62           66            67
                                                          ----------   ----------    ----------   ----------    ----------
          Net income applicable to common stock           $   17,013   $   18,932    $   16,957   $   17,637    $   16,788
                                                          ==========   ==========    ==========   ==========    ==========

      Weighted average number of shares of common
        stock outstanding during the year (1)             10,632,001   10,146,932     9,926,980    9,539,695     9,527,772
                                                          ==========   ==========    ==========   ==========    ==========
      Net income per share of common stock -
        primary and fully diluted (1)                          $1.60        $1.87         $1.71        $1.85         $1.76
                                                               =====        =====         =====        =====         =====

       [FN]
      NOTE:
       (1) The Company has no common stock equivalents. Therefore, no adjustments to the weighted average number of shares of common stock outstanding during any of the years reflected in this exhibit are necessary in order to calculate either primary or fully diluted earnings per share. For this reason primary and fully diluted earnings per share are the same in each year.